UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________
FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On March 14, 2023, Jounce Therapeutics, Inc. (the “Company” or “Jounce”) issued a press release confirming the receipt of an unsolicited and non-binding proposal to acquire 100% of the equity of the Company from Concentra Biosciences, LLC, of which Tang Capital Partners, LP is the controlling shareholder.
The press release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Additional Information and Where to Find It
In connection with the proposed all share merger transaction (the “Business Combination”) between the Company and Redx Pharma plc (“Redx”), a meeting of the shareholders of Jounce will be announced as promptly as practicable to seek shareholder approval in connection with the proposed transaction. Jounce intends to file relevant materials with the SEC, including the filing by of a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders. This report is not a substitute for the proxy statement.
BEFORE MAKING ANY DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS TRANSACTION.
Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed Business Combination or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. The Company’s shareholders will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.jouncetx.com.
No Offer or Solicitation
The information contained in this report is for information purposes only and is not intended to and does not constitute, or form any part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this report is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Business Combination are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act and any securities issued as part of the proposed merger contemplated in connection with the Business Combination are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 4(a)(2) of the Securities Act and the rules promulgated thereunder. The Business Combination will be made by means of a Scheme Document and Merger Agreement to be published by Redx in due course, or (if applicable) pursuant to an offer document to be published by the Company, which (as applicable) would contain the full terms and conditions of the Business Combination. Any decision in respect of, or other response to, the Business Combination, should be made only on the basis of the information contained in such document(s).
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Business Combination. Information regarding the Company’s directors and executive officers is contained in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Shareholders filed with the SEC on April 28, 2022. Other information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Business Combination or the transactions contemplated by the Proposal, as applicable, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.jouncetx.com/sec-filings.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated March 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: March 15, 2023	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer